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                                                                EXHIBIT 99.9(f)


                                     AMENDMENT TO
                              TRANSFER AGENCY AGREEMENT


     This Amendment is made as of October 1, 1998, between BARR ROSENBERG SERIES TRUST, (the "Trust"), BISYS FUND SERVICES, INC. and BISYS FUND SERVICES OHIO, INC. The parties hereby amend the Transfer Agency Agreement (the "Agreement") between the Trust and BISYS Fund Services, Inc, dated as of October 1, 1996, as set forth below.

     WHEREAS, the parties hereto wish to substitute BISYS Fund
Services Ohio, Inc. for BISYS Fund Services, Inc. as the transfer agent under the Agreement; and

     WHEREAS, the parties wish to modify the fee schedule set forth in Schedule B to the Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

     2. BISYS Fund Services Ohio, Inc. ("BISYS") shall replace BISYS Fund Services, Inc. as the transfer agent under the Agreement.

     3. Schedule B to the Agreement shall be amended by replacing the first paragraph with the following:

               Annual Fees:

               Effective as of October 1, 1998, BISYS shall be entitled to receive an annual account maintenance fee of $15.00 per shareholder account which is in existence at any time during the month for which payment is made, such fee to be paid in equal monthly installments. BISYS shall be entitled to receive the account maintenance fee on all shareholder accounts maintained in its records during the year, including those shareholder accounts which have a zero balance during any portion of the year. The annual account maintenance fee set forth above shall be subject to a minimum annual fee of $12,000 per Fund.

     4. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

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     5.   Except as specifically set forth herein, all other provisions of the
          Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                        BARR ROSENBERG SERIES TRUST


                                        By:
                                           ------------------------
                                        Title:
                                              ---------------------


                                        BISYS FUND SERVICES, INC.


                                        By:
                                           ------------------------
                                        Title:
                                              ---------------------


                                        BISYS FUND SERVICES OHIO, INC.


                                        By:
                                           ------------------------
                                        Title:
                                              ---------------------


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